Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Institutional Shares and Institutional Service Shares Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 45 to the Registration Statement (Form N-1A, No. 2-72277) of Federated Short-Term Municipal Trust, and to the incorporation by reference of our report dated August 11, 2006 on Federated Short-Term Municipal Trust included in the Annual Report to Shareholders for the fiscal year ended June 30, 2006.



/s/ Ernst & Young LLP
Boston, Massachusetts
August 25, 2006